Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: December 17, 2008

GREEN COURTE PARTNERS, LLC

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

GCP REIT II

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	President

GCP SUNSHINE ACQUISITION, INC.

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	President

GREEN COURTE REAL ESTATE PARTNERS, LLC

By:	Green Courte Partners, LLC, its Managing Member

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	Managing Director

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